United States Heating Oil Fund, LP	Exhibit 99.1
Monthly Account Statement
For the Month Ended May 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(112,867)
Unrealized Gain (Loss) on Market Value of Futures	1,504,495
Interest Income	1,046
Total Income (Loss)	$1,392,674

Expenses
Investment Advisory Fee	$3,402
Brokerage Commissions	681
NYMEX License Fee	137
Non-interested Directors' Fees and Expenses	38
Prepaid Insurance Expense	12
Other Expenses	8,525
Total Expenses	12,795
Expense Waiver	(7,674)
Net Expenses	$5,121
Net Gain (Loss)	$1,387,553

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 5/1/09	$5,990,936
Net Gain (Loss)	1,387,553

Net Asset Value End of Period	$7,378,489
Net Asset Value Per Unit (300,000 Units)	$24.59

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502